Exhibit 99.1

CRANE

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:00 a.m. Eastern Daylight Time on April 25, 2022, except as set forth on the reverse with respect to Crane Co. Savings and Investment Plan Shares.

Online
Go to **www.envisionreports.com/cr** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/cr

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Martin R. Benante	☐	☐	☐	02 - Michael Dinkins	☐	☐	☐	03 - Ronald C. Lindsay	☐	☐	☐
04 - Ellen McClain	☐	☐	☐	05 - Charles G. McClure, Jr.	☐	☐	☐	06 - Max H. Mitchell	☐	☐	☐
07 - Jennifer M. Pollino	☐	☐	☐	08 - John S. Stroup	☐	☐	☐	09 - James L. L. Tullis	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2022.	☐	☐	☐	3. Say on Pay - An advisory vote to approve the compensation paid to certain executive officers.	☐	☐	☐
4. Proposal to adopt and approve the Agreement and Plan of Merger by and among Crane Co., Crane Holdings, Co. and Crane Transaction Company, LLC.	☐	☐	☐				

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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INVESTOR INFORMATION
Visit our website at www.craneco.com where you will find detailed information about Crane Co., its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.
You may automatically receive email notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, Crane Co. will automatically email you news and information as it is released.
ELECTRONIC DELIVERY OF PROXY MATERIALS
The Proxy Materials (proxy statement, annual report and proxy card) are available to you on the internet at www.envisionreports.com/cr. Shareholders can elect to receive Proxy Materials paper copies in the mail. If you are a registered shareholder receiving paper copies and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.
You can locate your account number on your stock certificate, dividend check or plan statement.
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cr
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
CRANE CO. + Annual Meeting of Stockholders April 25, 2022
Proxy Solicited by Board of Directors for Annual Meeting
The undersigned does hereby appoint and constitute M. H. Mitchell and A. M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 25, 2022 at the Annual Meeting of Stockholders of Crane Co. to be held at 100 First Stamford Place, Ground Floor Conference Room, Stamford, Connecticut 06902 on Monday, April 25, 2022 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.
This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 20, 2022 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.
You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2, 3 and 4.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below.